SCHEDULE 14A
                                       (RULE 14A-101)
                          INFORMATION REQUIRED IN PROXY STATEMENT
                                  SCHEDULE 14A INFORMATION
                      PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                              SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ]   Definitive Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Additional Materials

[X]   Soliciting Material Pursuant to Section 240.14a-12

                                    INTERMIX MEDIA, INC.
--------------------------------------------------------------------------------
                      (Name of Registrant as Specified In Its Charter)

                                     BRAD D. GREENSPAN
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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      (2) Aggregate   number  of  securities  to  which   transaction   applies:
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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the
          filing  fee  is   calculated   and  state  how  it  was   determined):
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     (4)  Proposed maximum aggregate value of transaction:
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[ ]  Fee paid previously with preliminary materials:
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[ ]  Check box if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     (2)  Form, Schedule or Registration Statement No:
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     (3)  Filing Party:
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     (4)  Date  Filed:
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
For Immediate Release

DUE TO CLOSE PROXIMITY OF SCHEDULED STOCKHOLDER MEETING SEC RULES REQUIRE CESSATION OF ADDITIONAL PUBLIC COMMUNICATIONS BY BRAD GREENSPAN

TEMPORARY   RESTRAINING   ORDER  BEING  SOUGHT  AGAINST  INTERMIX  COULD  ENABLE
ADDITIONAL COMMUNICATIONS

LOS ANGELES, September 28, 2005 - Brad Greenspan announced today that because the meeting of stockholders of Intermix Media, Inc. (Amex: MIX) scheduled for September 30 will occur before he reasonably believes he will be able to deliver a definitive proxy statement to Intermix stockholders in opposition to the acquisition of Intermix by News Corporation (NYSE: NWS), he is obligated under the rules of the Securities and Exchange Commission (SEC) to make no additional statements with respect to the proposed News Corp. transaction that would constitute proxy solicitations.

Brad Greenspan, acting on behalf of FreeMySpace LLC, filed a preliminary proxy statement with the SEC on September 26, 2005, and such proxy is subject to a statutory SEC review period before it can be distributed. "I am disappointed that the Intermix Board only postponed the Intermix meeting by two days, since that will prevent us from being able to obtain SEC clearance, print a definitive proxy statement and distribute it to stockholders prior to the meeting date," said Mr. Greenspan. "Under the rules of the SEC, I must cease to make public communications that constitute `proxy solicitations' if I conclude, as I have, that I will not be able to deliver a definitive proxy statement prior to the currently scheduled meeting date."

However, if Intermix voluntarily delays the date of the meeting, or if the meeting is delayed pursuant to the motion for a Temporary Restraining Order pending in John Friedmann v. Intermix Media, Inc. et. al. (Case No. BC339083 in the California Superior Court, County of Los Angeles) to be heard on Wednesday September 28, 2005, and as a result Mr. Greenspan is able to reasonably conclude he will be able to provide a definitive proxy statement to stockholders prior to the new meeting date, then Mr. Greenspan expects to resume his proxy solicitation activities with respect to the News Corp. transaction.

ABOUT FREEMYSPACE LLC
FreeMySpace LLC is a newly formed investor group led by Brad Greenspan, the largest non-insider stockholder of Intermix holding more than 4.2 million shares of Intermix stock or approximately 10% of Intermix. Brad was the sole founder of the group of Internet assets now called Intermix, and served as Chairman and CEO of the company until October 2003 when he left the company after trying to prevent the sale of dilutive preferred stock to VantagePoint. Under Brad's leadership and direction, the company created all of its significant Web properties including MySpace, Flowgo, and Skilljam.

NOTE ABOUT FORWARD LOOKING STATEMENTS
This release contains various forward looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which represent the expectations or beliefs of FreeMySpace and Brad Greenspan concerning future events of the company's financial performance. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially from those indicated in these forward-looking statements due to a variety of factors. These factors include, but are not limited to, the risks and uncertainties described from time to time by Intermix in its quarterly and annual filings with the Securities and Exchange Commission.

MEDIA CONTACTS:
Weber Shandwick Worldwide
J.J. Rissi 212-445-8224, or
Laura Kline 212-445-8118


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